EXHIBIT 12.1

GST TELECOMMUNICATIONS, INC.
Ratio of Earnings to Fixed Charges

(Insufficiency of Earnings to Cover Fixed Charges)


                                                                Thirteen
                                                 Year Ended      Months                Year Ended
                                                    Ended         Ended               September 30,
                                                  August 31,   September 30,
                                                    1993           1994        1995       1996        1997
                                                    ----           ----        ----       ----        ----
Fixed charges:
 Interest expense, including amortization of
   deferred financing costs                             0            27          838     21,224      37,665
 Capitalized interest                                   0             0          291      2,316      15,170
 Estimated interest on operating leases                16            84          288        500       1,127
 Preferred stock accretion                              0             0            0          0       2,969
                                                   ------        ------        -----      -----       -----

Total fixed charges                                    16           111        1,417     24,040      56,931
                                                   ======        ======        =====      =====       =====

Earnings:
 Loss before minority interest in income (loss)
   of subsidiaries and income taxes                  (822)       (2,987)     (13,513)   (60,632)   (111,823)
 Fixed charges excluding capitalized interest
   and preferred stock accretion                       16           111        1,126     21,724      38,792
                                                   ------        ------        -----      -----       -----

Total earnings                                       (806)       (2,876)     (12,387)   (38,908)    (73,031)
                                                   ======        ======        =====      =====       =====

Ratio of earnings to fixed charges                 (51.52)       (25.85)       (8.74)     (1.62)      (1.28)
                                                   ======        ======        =====      =====       =====

Insufficiency of earnings to cover fixed charges      822          2,987       13,804     62,948     129,962
                                                   ======        ======        =====      =====       =====


                                                          Three Months         Twelve Months            Three Months
                                                       Ended December 31,     Ended December 31,       Ended March 31,

                                                        1996       1997        1997       1998          1998       1999
                                                        ----       ----        ----       ----          ----       ----
Fixed charges:
 Interest expense, including amortization of
   deferred financing costs                             5,434     18,948      51,179     101,648       21,275      28,260
 Capitalized interest                                   2,549      3,726      16,347      25,920        4,849       7,424
 Estimated interest on operating leases                   203        371       1,295       1,900          417         514
 Preferred stock accretion                                  0      3,145       6,114       6,861            0           0
                                                      -------    -------     -------     -------      -------     -------

Total fixed charges                                     8,186     26,190      74,935     136,329       26,541      36,198
                                                      =======    =======     =======     =======      =======     =======

Earnings:
 Income (loss) before minority interest in income
   (loss) of subsidiaries and income taxes            (22,687)   (38,271)   (127,407)   (154,690)      19,462     (53,212)
 Fixed charges excluding capitalized interest
   and preferred stock accretion                        5,637     19,319      52,474     103,548       21,692      28,774
                                                      -------    -------     -------     -------      -------     -------

Total earnings                                        (17,050)   (18,952)    (74,933)    (51,142)      41,154     (24,438)
                                                      =======    =======     =======     =======      =======     =======

Ratio of earnings to fixed charges                      (2.08)     (0.72)      (1.00)      (0.38)        1.55       (0.68)
                                                      =======    =======     =======     =======      =======     =======

Insufficiency of earnings to cover fixed charges        25,236     45,142     149,868     187,471     (14,613)     60,636
                                                      =======    =======     =======     =======      =======     =======

EXHIBIT 12.2
GST USA, INC.
Ratio of Earnings to Fixed Charges

(Insufficiency of Earnings to Cover Fixed Charges)



                                                        Thirteen
                                                         Months
                                                          Ended      Year Ended September 30,
                                                      September 30,
                                                          1994         1995          1996              1997
                                                          ----         ----          ----              ----
Fixed charges:
    Interest expense, including amortization of
      deferred financing costs                              27           805        18,334             34,171
    Capitalized interest                                     0           291         2,316             15,170
    Estimated interest on operating leases                  84           288           500              1,127
    Preferred stock accretion                                0             0             0                  0
                                                        ------         -----         -----            -------

Total fixed charges                                        111         1,384        21,150             50,468
                                                        ======         =====         =====            =======

Earnings:
    Loss before minority interest in income (loss)
      of subsidiaries and income taxes                  (2,987)      (11,645)      (55,812)           (98,049)
    Fixed charges excluding capitalized interest
      and preferred stock accretion                        111         1,093        18,834             35,298
                                                        ------         -----         -----            -------

Total earnings                                          (2,876)      (10,552)      (36,978)           (62,751)
                                                        ======         =====         =====            =======

Ratio of earnings to fixed charges                      (25.85)        (7.62)        (1.75)             (1.24)
                                                        ======         =====         =====            =======

Insufficiency of earnings to cover fixed charges         2,987        11,936        58,128            113,219
                                                        ======         =====         =====            =======



                                                               Three Months              Twelve Months           Three Months
                                                            Ended December 31,         Ended December 31,       Ended March 31,

                                                              1996       1997            1997        1998        1998        1999
                                                              ----       ----            ----        ----        ----        ----
Fixed charges:
    Interest expense, including amortization of
      deferred financing costs                               4,646      15,855          45,380      77,814      15,432      21,866
    Capitalized interest                                     2,549       3,726          16,347      25,920       4,849       7,424
    Estimated interest on operating leases                     203         371           1,295       1,900         417         514
    Preferred stock accretion                                    0           0               0           0           0           0
                                                           -------     -------        --------    --------     -------     -------
Total fixed charges                                          7,398      19,952          63,022     105,634      20,698      29,804
                                                           =======     =======        ========    ========     =======     =======
Earnings:
    Income (loss) before minority interest in income
      (loss) of subsidiaries and income taxes              (21,466)    (33,486)       (110,062)   (126,780)     26,386     (45,779)

    Fixed charges excluding capitalized interest
      and preferred stock accretion                          4,849      16,226          46,675      79,714      15,849      22,380
                                                           -------     -------        --------    --------     -------     -------
Total earnings                                             (16,617)    (17,260)        (63,387)    (47,066)     42,235     (23,399)
                                                           =======     =======        ========    ========     =======     =======
Ratio of earnings to fixed charges                           (2.25)      (0.87)          (1.01)      (0.45)       2.04       (0.79)
                                                           =======     =======        ========    ========     =======     =======
Insufficiency of earnings to cover fixed charges            24,015      37,212         126,409     152,700     (21,537)     53,203
                                                           =======     =======        ========    ========     =======     =======